Exhibit 21

                           BERKELEY TECHNOLOGY LIMITED
                     Subsidiary Listing as of March 31, 2010


Berkeley Technology Limited (Jersey, Channel Islands corporation)

         Berkeley International Capital Limited (Guernsey, Channel Islands
                                                 corporation)

         Frederick Morgan & Co. Limited (Jersey, Channel Islands corporation)

         London Pacific Assurance Limited (Jersey, Channel Islands corporation)

                  LPAL Investments Limited (Guernsey, Channel Islands
                                                      corporation)

         London Pacific Trust Company Limited (Jersey, Channel Islands
                                                       corporation)

                  Berkeley (USA) Holdings Limited (California corporation)

                          Berkeley International Capital Corporation (California
                                                                    corporation)

                          Berkeley VC, LLC (California Limited Liability
                                                             corporation)

                  London Pacific Secretaries Limited (Jersey, Channel Islands
                                                                    corporation)


_____________


Notes:

(1)   Each indentation reflects another tier of ownership.

(2) All subsidiaries are 100% owned and are listed above, except that subsidiaries that in the aggregate are insignificant have been omitted.